Registration Nos. 333-212936, 333-207898,
333-198159, 333-183603, 333-177773,
333-171960, 333-147297, 333-140052,
333-130589, 333-114327, 333-110075,
333-71878, 333-57202, 333-53282,
333-48914, 333-48912, 333-41572,
333-35408, 333-92507, 333-76767,
333-74787, 333-47185

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 2, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212936

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-207898

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198159

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183603

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-177773

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171960

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-147297

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-140052

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-130589

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-114327

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-110075

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-71878

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-57202

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-53282

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-48914

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-48912

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-41572

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-35408

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-92507

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-76767

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-74787

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-47185

UNDER

THE SECURITIES ACT OF 1933

MACOM Connectivity Solutions, LLC (successor in interest to Applied Micro Circuits Corporation)

(Exact name of registrant as specified in its charter)

Delaware	94-258691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4555 Great America Parkway, Suite 601

Santa Clara, California 95054

(408) 542-8600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan

Applied Micro Circuits Corporation 2011 Equity Incentive Plan

Veloce Technologies, Inc.’s Amended and Restated 2009 Stock Incentive Plan

Veloce Technologies, Inc. Employee Bonus Plan

1998 Employee Stock Purchase Plan

Applied Micro Circuits Corporation 1992 Amended and Restated Equity Incentive Plan

Quake Technologies, Inc. Amended and Restated Stock Option Plan 2000

3Ware, Inc. Amended and Restated 2002 Stock Plan, As Amended,

3Ware, Inc. Amended and Restated 1997 Stock Option Plan

JNI Corporation 2000 Non-Qualified Stock Option Plan

JNI Corporation Amended and Restated 1999 Stock Option Plan

Jaycor Networks, Inc. 1997 Stock Option Plan, as amended

Raleigh Technology Corp. Equity Compensation Plan

2000 Equity Incentive Plan

MMC Networks, Inc. 1993 Stock Plan

MMC Networks, Inc. 1997 Stock Plan

MMC Networks, Inc. 1997 Director Option Plan

MMC Networks, Inc. 1997 Employee Stock Purchase Plan

Yuninetworks, Inc. 1999 Equity Incentive Plan

1992 Stock Option Plan

1998 Cimaron Communications Corporation Stock Incentive Plan

1982 Employee Incentive Stock Option Plan

1997 Directors’ Stock Option Plan

(Full titles of the plans)

John Croteau

President and Chief Executive Officer

MACOM Connectivity Solutions, LLC

4555 Great America Parkway, Suite, 601

Santa Clara, California 95054

(408) 542-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marko Zatylny

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02110

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) of Applied Micro Circuits Corporation, a Delaware corporation (the “Registrant”), previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (File No. 333-212936), filed with the SEC on August 5, 2016, pertaining to the registration of 3,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Shares”), issuable under the Registrant’s 2012 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-207898), filed with the SEC on November 9, 2015, pertaining to the registration of 3,300,000 Shares issuable under the Registrant’s 2011 Equity Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-198159), filed with the SEC on August 14, 2014, pertaining to the registration of 2,000,000 Shares issuable under the Registrant’s 2012 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-183603), filed with the SEC on August 29, 2012, pertaining to the registration of 8,670,334 Shares issuable pursuant to the Veloce Technologies, Inc.’s Amended and Restated 2009 Stock Incentive Plan, 4,340,223 Shares issuable upon settlement of outstanding awards granted under the Veloce Technologies, Inc. Employee Bonus Plan, and 1,800,000 Shares issuable under the Registrant’s 2012 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-177773), filed with the SEC on November 7, 2011, pertaining to the registration of 15,087,623 Shares issuable pursuant to the Registrant’s 2011 Equity Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-171960), filed with the SEC on January 31, 2011, pertaining to the registration of 1,500,000 Shares issuable pursuant to the Registrant’s 1998 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-147297), filed with the SEC on November 9, 2007, pertaining to the registration of 7,833,202 Shares (on a post-split basis) issuable under the Registrant’s Amended and Restated 1992 Equity Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-140052), filed with the SEC on January 18, 2007, pertaining to the registration of 430,622 Shares (on a post-split basis) issuable under the Quake Technologies, Inc. Amended and Restated Stock Option Plan 2000;

•	Registration Statement on Form S-8 (File No. 333-130589), filed with the SEC on December 22, 2005, pertaining to the registration of 2,000,000 Shares (on a post-split basis) issuable under the Registrant’s 1998 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-114327), filed with the SEC on April 8, 2004, pertaining to the registration of 1,079,490 Shares (on a post-split basis) issuable under the 3Ware, Inc. Amended and Restated 2002 Stock Plan, As Amended, and 3Ware, Inc. Amended and Restated 1997 Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-110075), filed with the SEC on October 29, 2003, pertaining to the registration of 1,082,211 Shares (on a post-split basis) issuable under the JNI Corporation 2000 Non-Qualified Stock Option Plan, JNI Corporation Amended and Restated 1999 Stock Option Plan, and Jaycor Networks, Inc. 1997 Stock Option Plan, as amended, and 444,651 Shares (on a post-split basis) issuable under Registrant’s 1992 Stock Option Plan, as amended;

•	Registration Statement on Form S-8 (File No. 333-71878), filed with the SEC on October 19, 2001, pertaining to the registration of 2,000,000 Shares (on a post-split basis) issuable under the Registrant’s 1998 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-57202), filed with the SEC on March 19, 2001, pertaining to the registration of 13,465 Shares (on a post-split basis) issuable under the Raleigh Technology Corp. Equity Compensation Plan;

•	Registration Statement on Form S-8 (File No. 333-53282), filed with the SEC on January 5, 2001, pertaining to the registration of 6,250,000 Shares (on a post-split basis) issuable under the Registrant’s 2000 Equity Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-48914), filed with the SEC on October 30, 2000, pertaining to the registration of 241,792 Shares (on a post-split basis) issuable under the MMC Networks, Inc. 1993 Stock Plan, 1,756,132 Shares (on a post-split basis) issuable under the MMC Networks, Inc. 1997 Stock Plan, 40,235 Shares (on a post-split basis) issuable under the MMC Networks, Inc. 1997 Director Option Plan, and 50,000 Shares (on a post-split basis) issuable under the MMC Networks, Inc. 1997 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-48912), filed with the SEC on October 30, 2000, pertaining to the registration of 1,000,000 Shares (on a post-split basis) issuable under the Registrant’s 2000 Equity Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-41572), filed with the SEC on July 17, 2000, pertaining to the registration of 66,861 Shares (on a post-split basis) issuable under the Yuninetworks, Inc. 1999 Equity Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-35408), filed with the SEC on April 21, 2000, pertaining to the registration of 2,000,000 Shares (on a post-split basis) issuable under the Registrant’s 2000 Equity Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-92507), filed with the SEC on December 10, 1999, pertaining to the registration of 7,600,000 Shares (on a post-split basis) issuable under the Registrant’s 1992 Stock Option Plan;

•	Registration Statement on Form S-8 (File No. 333-76767), filed with the SEC on April 22, 1999, pertaining to the registration of 800,000 Shares (on a post-split basis) issuable under the Registrant’s 1998 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-74787), filed with the SEC on March 19, 1999, pertaining to the registration of 1,658,384 Shares (on a post-split basis) issuable under the 1998 Cimaron Communications Corporation Stock Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-47185), filed with the SEC on March 2, 1998, pertaining to the registration of 112,624 Shares (on a post-split basis) issuable under the Registrant’s 1982 Employee Incentive Stock Option Plan, 8,820,524 Shares (on a post-split basis) issuable under the 1992 Stock Option Plan, and 400,000 Shares (on a post-split basis) issuable under the 1997 Directors’ Stock Option Plan.

Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 21, 2016 (the “Merger Agreement”), by and among MACOM Technology Solutions Holdings, Inc., a Delaware corporation (“MACOM”), Montana Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of MACOM (“Purchaser”), MACOM Connectivity Solutions, LLC (f/k/a Montana Merger Sub II, LLC), a Delaware limited liability company and wholly-owned subsidiary of MACOM (“Merger Sub Two”), and the Registrant, Purchaser merged with and into the Registrant, with the Registrant surviving the merger as a wholly-owned subsidiary of MACOM (the “Merger”). Following the Merger, the Registrant, as the surviving corporation of the Merger, merged with and into Merger Sub Two, with Merger Sub Two surviving the merger as a wholly-owned subsidiary of MACOM and becoming the successor in interest to the Registrant (the “Surviving Company”). The Merger became effective on January 26, 2017.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Surviving Company, as the successor in interest to the Registrant, hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Surviving Company, as successor in interest to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on February 2, 2017.

MACOM CONNECTIVITY SOLUTIONS, LLC (successor in interest to Applied Micro Circuits Corporation)

By:	/s/ John Croteau
Name:	John Croteau
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John Croteau John Croteau	President and Chief Executive Officer (Principal Executive Officer)	February 2, 2017

/s/ Robert J. McMullan Robert J. McMullan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 2, 2017

/s/ John Croteau John Croteau	President and Chief Executive Officer of MACOM Technology Solutions Inc., as sole member of MACOM Connectivity Solutions, LLC	February 2, 2017